Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William R. Johnson, Arthur B. Winkleblack and Theodore N. Bobby, and each of them, such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign H. J. Heinz Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2008 and to sign any and all amendments to such Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or such persons’ or person’s substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney has been signed below as of the 10th day of June, 2008 by the following persons in the capacities indicated.

Signature	Title

/s/ William R. Johnson William R. Johnson	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)

/s/ Charles E. Bunch Charles E. Bunch	Director

/s/ Leonard S. Coleman, Jr. Leonard S. Coleman, Jr.	Director

/s/ John G. Drosdick John G. Drosdick	Director

/s/ Edith E. Holiday Edith E. Holiday	Director

/s/ Candace Kendle Candace Kendle	Director

/s/ Dean R. O’Hare Dean R. O’Hare	Director

/s/ Nelson Peltz Nelson Peltz	Director

/s/ Dennis H. Reilley Dennis H. Reilley	Director

/s/ Lynn C. Swann Lynn C. Swann	Director

/s/ Thomas J. Usher Thomas J. Usher	Director

Signature	Title

/s/ Michael F. Weinstein Michael F. Weinstein	Director

/s/ Arthur B. Winkleblack Arthur B. Winkleblack	Executive Vice President and Chief Financial Officer

/s/ Edward J. McMenamin Edward J. McMenamin	Senior Vice President—Finance & Corporate Controller (Principal Accounting Officer)